EXHIBIT 23(ii)





              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS






We consent to the inclusion in Amendment No.1 to Form 10-SB, of Global Media Corporation dated on or about May 15, 1998 of our audit report dated November 20, 1997 with respect to the financial statements of Global Media Corp. as at July 31, 1997 and July 31, 1996 and for the three year period ended July 31, 1997.




                                             /s/ ERNST & YOUNG
Vancouver, Canada
May 15, 1998                                 Chartered Accountants